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                                                                    EXHIBIT 99.1


NEWS RELEASE for May 5, 2004 at 10:00 AM EDT
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Contact:    Jack Davis (investor relations) 501-376-0044
            Len Hall (media) 949-474-4300  len@allencaron.com
            Allen & Caron Inc


                 KYZEN CORPORATION BOARD OF DIRECTORS ANNOUNCES
                  DECISION NOT TO EXTEND WARRANTS; COMPANY TO
                        DELIST FROM BOSTON STOCK EXCHANGE


NASHVILLE, TN (May 5, 2004) . . . . Kyzen Corporation (OTCBB: KYZN.OB), a
specialty chemical company that is a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments, today announced that its Board of Directors has decided not to further extend the Company's warrants (OTCBB: KYZNW.OB) beyond their August 4, 2004 termination date.


         Kyle J. Doyel, Kyzen's President and CEO, said, "Over the last four years the Board of Directors has twice extended the expiration date of Kyzen's warrants from the original August 4, 2000 expiration date. Increasing costs to comply with SEC requirements, as well as the related administrative costs, now make this a less attractive method to potentially raise capital. Therefore, the Board has made the decision to allow the warrants to expire on August 4, 2004."


         The Company also announced that its Board of Directors authorized the Company to delist its securities from the Boston Stock Exchange and trade exclusively on the OTC Bulletin Board. The Company expects to file a delisting application in the next few weeks and to delist from the Boston Stock Exchange upon receiving approval from the SEC.


         Doyel commented, "Since we became a public company in 1995, we have maintained our listing on the Boston Stock Exchange. In February 2000, the Company moved from the Nasdaq Small Cap Market to the OTC Bulletin Board service. At that time, we maintained our Boston Stock Exchange listing to enhance the liquidity of Kyzen's stock. Since we have been a public company, a total of approximately 300 shares of Kyzen Common Stock have been traded on the Boston Stock Exchange. Recognizing that the Boston Stock Exchange listing has not provided the additional liquidity we expected, we see no need to incur the additional expense of the Boston Stock Exchange listing."


         In an effort to increase shareholder value, the Board of Directors will continue to explore the best alternatives to control costs, particularly in light of the new reporting requirements mandated by the Sarbanes-Oxley Act of 2002 and, in particular, the new internal control reporting that must be enhanced in response to Section 404 of the Sarbanes-Oxley Act.


                                 MORE-MORE-MORE

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KYZEN BOARD DECIDES
Page 2-2-2


         Kyzen Corporation is a specialty chemical company and a leading provider of products and processes for precision cleaning applications in high-technology manufacturing environments.


The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties. Management has included in this report certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. When used, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend" and similar expressions are intended to identify forward-looking statements. Such statements are, by their nature, subject to certain risks and uncertainties. Among the factors that could cause actual results to differ materially from those projected are the following: business conditions and the general economy as they affect interest rates and manufacturing output; business conditions as they affect manufacturers of chemical raw materials; the Company's ability to control costs including selling, marketing, general and administrative expenses, regulatory compliance costs and research and development expenses; the federal, state and local regulatory environment; whether the over-the-counter equity market continues to be available to the Company on a cost-efficient basis; the cost of compliance with the new reporting and internal control requirements mandated by the Sarbanes-Oxley Act of 2002; changes in the Company's liquidity or capital resources; changes in accounting policies and practices; and the ability of the Company to obtain financing or equity capital with favorable terms and conditions. Actual results, events and performance may differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


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